UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2014

BLACKBAUD, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-50600	11-2617163
(Commission File Number)	(IRS Employer ID Number)

2000 Daniel Island Drive, Charleston, South Carolina	29492
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On February 28, 2014, Blackbaud, Inc. (“Blackbaud”) entered into a Credit Agreement (the “Credit Facility”) with the lenders referred to therein (the “Lenders”), SunTrust Bank, as Administrative Agent, Swingline Lender and an Issuing Lender, Bank of America, N.A., as an Issuing Lender and Syndication Agent, and Regions Bank and Fifth Third Bank as Co-Documentation Agents with SunTrust Robinson Humphrey, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Fifth Third Bank, as Joint Lead Arrangers and Joint Bookrunners. The Credit Facility replaces the Amended and Restated Credit Agreement, dated February 9, 2012 (the “Existing Credit Agreement”), by and among Blackbaud, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, swingline lender and an issuing lender, SunTrust Bank, as syndication agent, and Bank of America, N.A. and Regions Bank, as co-documentation agents, with J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc., as joint lead arrangers and joint bookrunners. Blackbaud borrowed $175,000,000 under the Credit Facility at closing. In connection with the Credit Facility, the existing Amended and Restated Pledge Agreement dated February 9, 2012 (as amended, supplemented or modified from time to time)(the “Existing Pledge Agreement”), by and among Blackbaud, Convio, LLC (“Convio”) and JPMorgan Chase Bank, N.A., as administrative agent, and the Guaranty Agreement, dated May 4, 2012 (the “Existing Guaranty Agreement”), by and between Convio and JPMorgan Chase Bank, N.A., as administrative agent, each under the Existing Credit Agreement, were terminated.
The Credit Facility is a $325,000,000 facility that matures on February 28, 2019, subject to early termination by Blackbaud or the Administrative Agent, on behalf of the Lenders. The Credit Facility includes a dollar tranche revolving credit facility and designated currency tranche revolving credit facility (collectively with the dollar tranche revolving credit facility, the “Revolving Credit Facility”), with sublimits for letter of credit facilities and a swingline facility, and a term loan facility. Under the terms of the Credit Facility, Blackbaud is entitled on one or more occasions, subject to the satisfaction of certain conditions, to request an increase in the commitments under the Revolving Credit Facility and/or request additional incremental term loans in the aggregate principal amount of up to $200,000,000 to the extent that existing or new lenders agree to provide such additional commitments and/or additional incremental term loans. The Credit Facility permits Blackbaud to make up to five (5) requests to add a subsidiary to the Credit Facility and other loan documents as an additional borrower.
The obligations of Blackbaud under the Credit Facility are secured by the stock and limited liability company interests of certain subsidiaries of Blackbaud and Convio and the proceeds therefrom pledged pursuant to a Pledge Agreement dated as of February 28, 2014 (the “Pledge Agreement”), by Blackbaud and Convio in favor of SunTrust Bank, as Administrative Agent for the ratable benefit of itself and the secured parties referred to therein. Amounts outstanding under the Credit Facility are guaranteed by material domestic subsidiaries of Blackbaud pursuant to a Guaranty Agreement, dated as of February 28, 2014 (the “Guaranty Agreement”), by such subsidiaries in favor of SunTrust Bank, as Administrative Agent for the ratable benefit of itself and the secured parties referred to therein. Blackbaud's subsidiary, Convio, LLC, guaranteed the obligations under the Credit Facility pursuant to the Guaranty Agreement at closing.
Dollar tranche revolving credit loans and term loans under the Credit Facility bear interest at a rate per annum equal to, at Blackbaud’s option, (a) a base rate equal to the highest of (i) the prime rate announced by SunTrust Bank, (ii) the Federal Funds Rate plus  1/2 of 1% and (iii) the sum of the LIBOR Rate for a one (1) month interest period plus 1% (the “Base Rate”), plus an applicable margin as specified in the Credit Facility (the “Applicable Margin”), or (b) the LIBOR Rate plus the Applicable Margin.
Swingline loans bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin or such other rate agreed to between the Swingline Lender and Blackbaud. Designated currency tranche revolving credit loans bear interest at a rate per annum equal to the LIBOR Rate plus the Applicable Margin.
The Credit Facility contains various representations, warranties and affirmative, negative and financial covenants customary for financings of this type. The affirmative covenants include, among other requirements, requirements for Blackbaud and its subsidiaries to maintain their corporate existence; maintain their property and insurance; pay and perform their obligations; comply with laws and maintain government approvals. The negative covenants include, among other limitations, limitations on indebtedness; liens; loans, advances, investments and acquisitions; mergers and liquidations; sales of assets; dividends and distributions; exchanges and issuances of capital stock; transactions with affiliates; accounting changes and changes to organizational documents; amendments, payments and prepayments of subordinated indebtedness; changes in the nature of the business conducted by Blackbaud and its subsidiaries. Financial covenants include a leverage test and an interest coverage test.
The Credit Facility also has customary events of default, including, but not limited to, the nonpayment of principal of any loan or amounts drawn under letters of credit; nonpayment of interest on any loan, interest on amounts drawn under letters of credit, or any other obligation including fees, and such default continues for three (3) business days; material misrepresentations; failure of Blackbaud or any of its subsidiaries to observe any term, covenant, condition or agreement contained in any of the loan documents, with certain defaults having a thirty (30) day cure period after written notice thereof has been provided; cross-defaults on other indebtedness greater than $25,000,000; a change in control; bankruptcy or insolvency; judgments or orders for the payment of money that exceed $25,000,000 and continue without having been discharged, vacated, stayed or bonded pending appeal for sixty (60) days after entry thereof. Upon an event of default under the Credit Facility, with the consent of the Lenders holding in the aggregate more than 50% of the sum of all commitments and the aggregate outstanding term loans and incremental term loans, if any (the “Required Lenders”), the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, terminate the commitments of the Lenders, and all amounts outstanding, including all accrued interest and unpaid fees, will become immediately due and payable. Upon a bankruptcy event of default under the Credit Facility, the commitments of the Lenders automatically terminate and all amounts outstanding, including all accrued interest and unpaid fees, will automatically become due and payable.
SunTrust Bank, the Lenders and other agents under the Credit Facility, the Pledge Agreement and the Guaranty Agreement and their respective affiliates have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, cash management services, interest rate swaps and other advisory services to Blackbaud. These parties have received, and may in the future receive, customary compensation from Blackbaud for such services.
The descriptions of the Credit Facility, the Pledge Agreement and the Guaranty Agreement provided above are qualified in their entirety by reference to the full and complete terms contained in the Credit Facility, Pledge Agreement and Guaranty Agreement, which are filed as Exhibits 10.73, 10.74 and 10.75 to this report on Form 8-K and are incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement
On February 28, 2014, in connection with its entry into the Credit Facility, Blackbaud terminated the Existing Credit Agreement and repaid all amounts outstanding thereunder and also terminated the Existing Pledge Agreement and the Existing Guaranty Agreement. The descriptions of the Credit Facility, the Existing Credit Agreement, the Existing Pledge Agreement and the Existing Guaranty Agreement in Item 1.01 are hereby incorporated into this Item 1.02 by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
As described in Item 1.01 above, on February 28, 2014, Blackbaud entered into the Credit Facility. The Credit Facility is attached hereto as Exhibit 10.73. The description of the Credit Facility in Item 1.01 is hereby incorporated into this Item 2.03 by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.73
Credit Agreement, dated as of February 28, 2014, by and among Blackbaud, Inc., as Borrower, the lenders referred to therein, SunTrust Bank, as Administrative Agent, Swingline Lender and an Issuing Lender, Bank of America, N.A., as an Issuing Lender and Syndication Agent, and Regions Bank and Fifth Third Bank as Co-Documentation Agents with SunTrust Robinson Humphrey, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Fifth Third Bank, as Joint Lead Arrangers and Joint Bookrunners.

10.74
Pledge Agreement, dated as of February 28, 2014, by Blackbaud and Convio in favor of SunTrust Bank, as Administrative Agent, for the ratable benefit of itself and the secured parties referred to therein.

10.75	Guaranty Agreement, dated as of February 28, 2014, by Convio in favor of SunTrust Bank, as Administrative Agent, for the ratable benefit of itself and the secured parties referred to therein.

99.1	Press release of Blackbaud, Inc. dated March 3, 2014 announcing entry into the Credit Facility.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date:	March 3, 2014	/s/ Anthony W. Boor
Anthony W. Boor
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)